Exhibit 99.1
News Release

FOR RELEASE	CONTACT
Date: June 19, 2013	Gerry Gould, VP Investor Relations
Time: 12:00PM Eastern Time	Tel. (781) 356-9402
gerry.gould@haemonetics.com

Haemonetics Announces Next Steps in Manufacturing Transformation

•	Selection of Sanmina Corporation for Equipment Contract Manufacturing

•	Selection of Malaysian Location For Asian Manufacturing Site

•	Plan to Cease Production Operations at Italian Manufacturing Facility
BRAINTREE, Mass., June 19, 2013. Haemonetics Corporation today announced several important developments in the pursuit of its previously announced manufacturing transformation.

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Haemonetics has selected Sanmina Corporation for the future production of medical devices currently manufactured in Braintree, Massachusetts. Sanmina is a leading global provider of integrated manufacturing solutions, components, products and repair, logistics and after-market services for the medical industry. Their combination of advanced technologies, extensive manufacturing expertise and economies of scale will enable Sanmina to meet the specialized needs of Haemonetics in a cost-effective manner.

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A location in Penang, Malaysia has been selected for the construction of an Asian manufacturing facility.  This location offers Haemonetics proximity to customers in its fastest growing markets and to a number of key suppliers and medical equipment manufacturers, including key Sanmina Corporation facilities.  Additionally, this location will afford Haemonetics ready access to a technically skilled and educated workforce, as well as an advantageous cost position in a stable economy.

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The Company announced plans to cease production operations at its manufacturing facility in Ascoli-Piceno, Italy during the current fiscal year 2014. Production of whole blood disposables sets, currently produced in Ascoli-Piceno, will be transferred to Haemonetics' manufacturing facilities in Tijuana, Mexico and Covina, California.

Brian Concannon, President and CEO, commented: "Sanmina provides comprehensive manufacturing services to the medical industry at a scale that offers leading technology and economic advantages to our company, with quality and compliance at levels we require.  The selection of Penang, Malaysia for our own manufacturing site fits well with Sanmina's capabilities there and brings our own production close to the emerging markets where much of our revenue growth is being generated.  Consolidation of our whole-blood manufacturing in Tijuana and Covina will position us well for future growth. Our customers will continue to be very well served by these additional advances of our capabilities."
Combined integration costs and Value Creation & Capture ("VCC") investments, expenditures, write-offs and savings amounts were previously disclosed in a May 1 press release and detailed at the company's May 16 annual Investor Day event.  Such amounts have been updated to include the cessation of production operations in Ascoli-Piceno, Italy and are summarized in a schedule posted to the Company's Investor Relations website at the link which follows: http://phx.corporate-ir.net/External.File?item=UGFyZW50SUQ9MTkwNDAyfENoaWxkSUQ9LTF8VHlwZT0z&t=1
Since cash transformation costs and asset write-offs are excluded from the Company's adjusted earnings and adjusted earnings per share, and since free cash flows are considered before transformation costs, these additional expenditures and costs have no impact upon the company's previously indicated fiscal 2014 guidance.
About Haemonetics
Haemonetics is a global healthcare company dedicated to providing innovative blood management solutions for our customers.  Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve patient care and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world.  Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services.  To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.
Cautionary / Safe Harbor Language
This release contains forward-looking statements which involve risks and uncertainties, including the validation of new manufacturing locations and third-party suppliers,  the performance of vendors and other business partners, unexpected expenses  related to the closure of operations within Haemonetics' manufacturing network and development of a new manufacturing site, labor unrest, fluctuations in  foreign currency exchange rates and other risks detailed in the Company's filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive.
Forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though inherently uncertain and difficult to predict.  Actual results and experience could differ materially from the forward-looking statements. Information set forth in this press release is current as of today and the Company undertakes no duty or obligation to update this information.
 CONTACT:
Gerry Gould, VP-Investor Relations
Tel. (781) 356-9402
gerry.gould@haemonetics.com
Alt. (781) 356-9613